CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Equity Ventures Group Inc. for the quarter ended September 30, 2004, I, Colette Kim , Chief Executive Officer and Chief Financial Officer of Capital Ventures Group I Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the period ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Equity Ventures Group Inc.

Dated:  November 8, 2004

Equity Ventures Group Inc.


By: /s/ Colette Kim
- -------------------------------------
Chief Executive Officer and
Chief Financial Officer